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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                      FRONTLINE COMMUNICATIONS CORPORATION
             ------------------------------------------------------
            (Exact name of registrant as specified in its character)

      Delaware                                     13-3950283
-----------------------                         -----------------------
(State of incorporation                         (IRS Employer Identifi-
or organization)                                cation No.)

One Blue Hill Plaza, 6th Floor
P.O. Box 1548, Pearl River, New York                  10965
------------------------------------                ----------
  (Address of principal executive offices)          (Zip Code)

  If this form relates to the                   If this form relates to the
  registration of a class of                    registration of a class of
  securities pursuant to                        securities pursuant to
  Section 12(b) of the Exchange                 Section 12(g) of the Exchange
  Act and is effective pursuant                 Act and is effective pursuant
  to General Instruction A.(c),                 to General Instruction A.(d),
  please check the following                    please check the following
  box.   |_|                                    box.   |X|

Securities Act registration statement file number to which this
         form relates:     333-34115
                           ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-----------------------                         -------------------------------

  None                                          Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)

         Redeemable Warrants, each to purchase one share of Common Stock
         ---------------------------------------------------------------
                                (Title of Class)





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1.       Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Common Stock, par value $.01 per share (the "Common Stock"), and the Redeemable Warrants, each to purchase one share of Common Stock (the "Warrants"), of Frontline Communications Corporation, a Delaware corporation (the "Registrant"). For a description of the Registrant's Common Stock and Warrants to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form SB-2 of the Registrant (SEC file no. 333-34115) initially filed with the Securities and Exchange Commission on August 21, 1997, and subsequently amended, (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which material is incorporated herein by reference.

2.       Exhibits.

                  1.1 Registrant's Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

                  1.2 Registrant's Bylaws, as amended (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement).

                  2.1 Form of the Registrant's Public Warrant Agreement (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement).

                  2.2 Form of the Registrant's Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement).





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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 7, 1998


                                  FRONTLINE COMMUNICATIONS CORPORATION
                                  ------------------------------------
                                  (Registrant)


                                  By: /s/ Stephen J. Cole-Hatchard
                                      ------------------------------------
                                           Stephen J. Cole-Hatchard
                                           President and Chief Executive
                                                    Officer